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                                                                  Exhibit 10.147

                                  AMENDMENT OF
                                RIGHTS AGREEMENT
                                     BETWEEN
                            CASTLE ENERGY CORPORATION
                                       AND
                    AMERICAN STOCK TRANSFER AND TRUST COMPANY
                                 AS RIGHTS AGENT



WHEREAS, the Castle Energy Corporation, a Delaware Corporation (the "Corporation") and American Stock Transfer & Trust Company (the "Rights Agent") have entered into that certain Rights Agreement between Castle Energy Corporation and American Stock Transfer and Trust Company as Rights Agent dated as of April 23, 1994 (the "Rights Agreement"); and

WHEREAS FURTHER, the Corporation has determined that the definition of "Acquiring Person" in the Rights Agreement unduly restricts the ability of institutional investors to acquire and hold stock in the Corporation and that a modification thereof is in the best interests of the shareholders of the Corporation; and

WHEREAS FURTHER, the Corporation has delivered a certificate to the Rights Agent which stating that this Amendment is in compliance with Section 27 of the Rights Agreement.

Now therefore, the Corporation and the Rights Agent hereby agree to amend the Rights Agreement as follows:

1. The existing definition of "Acquiring Person" in Section 1 (a) is deleted in its entirety and the following is substituted in its stead:

                           (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 15% or more of the then outstanding Common Shares. Notwithstanding the foregoing,

         (i) the term "Acquiring Person" shall not include

                  (A) the Corporation,

                  (B) any Subsidiary of the Corporation,

                  (C) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation,

                  (D) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan,



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Amendment of Rights Agreement
Page 2 of 3

                  (E) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 15% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Corporation, and

                  (F) any Person who is a Grandfathered Stockholder so long as such Person is and remains a Grandfathered Stockholder, and

         (ii) no Person shall be deemed to be an "Acquiring Person" either

                  (A) as a result of the acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if

                           (1) a Person would become an Acquiring Person (but for the operation of this clause (A) as a result of the acquisition of Common Shares by the Corporation, and

                           (2) after such shares acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person, or

                  (B) if

                           (1) within eight (8) days after such Person would otherwise have become an Acquiring Person [but for the operation of this clause
                                    (B)], such Person notifies the Board of
                                    Directors that such Person did so
                                    inadvertently, and

                           (2) within two (2) days after such notification, such Person, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 15% of the outstanding Common Shares or is a Grandfathered Stockholder, or

                  (C) if such Person is an Institutional Investor, such Institutional Investor becomes the Beneficial Owner of 15% or more of the outstanding Common Shares solely by reason of such Institutional Investor's Regular Trading Activities; provided, however, that if an Institutional Investor becomes the Beneficial Owner of 25% or more of the then outstanding Common Shares other than solely as the result of the events described in clause (A) or (B) of this Section 1(a)(ii) (and in the case of clause (B), such Institutional Investor immediately divests itself of a sufficient number of Common Shares as that it is no longer the Beneficial Owner of 25% or more of the then outstanding Common Shares), then such Institutional Investor shall be deemed an "Acquiring Person."

2. A definition of "Institutional Investor" in a new Section 1 (l-1) shall be added immediately prior to Section 1 (m) as follows:


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Amendment of Rights Agreement
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                           (l-1) "Institutional Investor" shall mean a Person
         who is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such Person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over Common Shares.

3. A definition of "Regular Trading Activities" and a new Section 1 (q-1) shall be added immediately prior to Section 1 (r) as follows:

                           (q-1) "Regular Trading Activities" shall mean trading activities undertaken in the Institutional Investor's normal course of business and not for the purpose of exercising, either alone or in concert with any other Person, power to direct or cause the direction of the management and policies of the Corporation.

4. Other than as amended hereby, the Rights Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date hereinbelow written.


Dated as of December 31, 2002


Attest:                                     CASTLE ENERGY CORPORATION


By:                                         By:
   ----------------------------             ------------------------------------
Name: Susan Pyle                            Name: Richard E. Staedtler
Title: Secretary                            Title: Vice President


                                            AMERICAN STOCK TRANSFER &
Attest:                                     TRUST COMPANY


By:                                         By:
   ----------------------------             ------------------------------------
Name:                                       Name:
Title:                                      Title: